UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2004

PENNICHUCK CORPORATION
(Exact name of registrant as specified in its charter)

NEW HAMPSHIRE	0-18552	02-0177370
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

25 Manchester Street,
Merrimack, New Hampshire 03054
(Address of principal executive offices, including Zip Code)

(603) 882-5191
(Registrant's telephone number, including area code)

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Item 5 - Other Events and Regulation FD Disclosure.

      Pennichuck Corporation announced on June 10, 2004 that it has filed a motion in New Hampshire Superior Court asking for quick judicial action on its claim that the State's eminent domain law is unconstitutional. In a separate suit, Pennichuck is seeking damages of more than $5 million for violations of its civil rights in a case that is pending in U.S. District Court. At the same time, a proceeding is under way at the New Hampshire Public Utilities Commission, where Pennichuck is contesting Nashua's claim that taking all of the company's utility property is "in the public good."

      Today's filing in State Superior Court includes a request for a judgment that the City unreasonably delayed filing with the PUC for eminent domain and that the State eminent domain law is unconstitutional because it fails to provide for a jury trial and allows the city to walk away from the case at any time without penalty.

Item 7 - Financial Statements and Exhibits.

(c)	The following exhibit is submitted herewith:

	Exhibit 99.1	Press Release - "Pennichuck Takes Next Legal Step Against Nashua" dated June 10, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pennichuck Corporation
Registrant

Dated: June 11, 2004		/s/ Charles J. Staab
Charles J. Staab, Vice President,
Treasurer and Chief Financial Officer

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LIST OF EXHIBITS

Exhibit No.	Description

99.1	Press Release - "Pennichuck Takes Next Legal Step Against Nashua" dated June 10, 2004.

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